Exhibit 10.1

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT (this “Agreement”), dated as of June 14, 2012, is made by and among GENTA INCORPORATED, a Delaware corporation (the “Company”), and the undersigned parties (each a “June Purchaser” and collectively the “June Purchasers”).  Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company and the Purchasers entered into a Securities Purchase Agreement dated as of March 28, 2012 (the “Securities Purchase Agreement”) pursuant to which the Company issued to the Purchasers I Notes;

WHEREAS, the Company and the undersigned June Purchasers agree to amend certain provisions of the Securities Purchase Agreement to, among other things, increase the aggregate principal amount of I Notes issuable by the Company;

WHEREAS, the undersigned June Purchasers represent the Requisite Purchasers; and

WHEREAS, the Company has requested that the Purchasers purchase an additional $2,500,000 principal amount of I Notes under the Purchase Option in an Additional Closing as of the date hereof (the “June Additional Closing”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Amendment to the Securities Purchase Agreement.  The Securities Purchase Agreement is hereby amended as follows:

(a)           The first sentence of Section 1.1 is hereby amended and restated to read in its entirety as follows:

1.1           “Purchase and Sale of Notes.  Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 6.00% senior secured convertible promissory notes due March 30, 2022 convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in substantially the form attached hereto as Exhibit B (the “I Notes”), in an aggregate amount of up to $16,000,000, such amount to be paid in cash and other forms of consideration approved by the board of directors of the Company (the “Purchase Price”).”

(b)           Section 1.2(b) is hereby amended and restated to read in its entirety as follows:

(b)           For purposes of this Agreement, “Expiration Date” shall mean the date that is five (5) years from the First Closing Date.  At any time and from time to time on or prior to the Expiration Date, each of the Purchasers shall have the option (the “Purchase Option”), in each such Purchaser’s sole discretion (subject to Section 1.2(c)), to purchase additional I Notes up to the amount set forth opposite such Purchaser’s name on Exhibit A in one or more closings (each an “Additional Closing”, and along with the First Closing and June Additional Closing (as defined below), each a “Closing”) at such time the Purchaser chooses (subject to Section 1.2(c)) (an “Additional Closing Date”, and along with the First Closing Date and date of the June Additional Closing, each a “Closing Date”). The first Additional Closing shall take place on June 14, 2012 (the “June Additional Closing”), whereby such Purchasers shall purchase from the Company, and the Company shall issue, an aggregate amount of up to $2,500,000 in additional I Notes for cash consideration as set forth on Exhibit A. The issuance of such additional I Notes at any Additional Closing, shall be made on the terms and conditions set forth in this Agreement, and the representations and warranties of the Company set forth in Article 2 and the representations and warranties of such Purchaser or June Purchaser in Article 2 hereof shall speak as of the date of the applicable Closing Date.  Any I Notes issued pursuant to this Section 1.2(b) shall be deemed to be “Notes” for all purposes under this Agreement.

(c)           A new Section 1.2(c) shall be added as follows:

(c)           Notwithstanding the foregoing provisions of Section 1.2(b), any Purchaser who does not purchase its pro rata portion of the aggregate $2,500,000 in additional I Notes in the June Additional Closing as set forth on Exhibit A shall forfeit the entire principal amount of such Purchaser’s Purchase Option.  The provisions of this Section 1.2(c) shall not apply to those Purchasers who were issued Notes in the First Closing for consideration other than cash.

(d)           Exhibit A to the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Agreement.

(e)           Schedule I to the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit B to this Agreement.

2.           The Securities Purchase Agreement, except as amended hereby, shall otherwise remain in full force and effect.

3.           Pro Rata Purchase of I Notes in the June Additional Closing.  Each of the June Purchasers, comprising all of the Purchasers participating in the June Additional Closing, hereby agree to purchase the aggregate principal amount of I Notes in the June Additional Closing as set forth opposite such June Purchaser’s name on Exhibit A.

4.           Representations and Warranties of the Grantor.  The Company and each Grantor, pursuant to that certain Amended and Restated General Security Agreement, dated as of March 30, 2012 (the “Security Agreement”), hereby affirm that the representations and warranties in Section 5 of the Security Agreement are true and correct and speak as of the date hereof.

5.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the June Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each June Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 5(b) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the June Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

6.           Disclosure.  The Company shall also file with the SEC a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated in this Agreement on June 15, 2012, which Form 8-K shall be subject to prior review and comment by the June Purchasers.

7.           Entire Agreement; Amendment. The Securities Purchase Agreement, the I Notes, the Security Agreement, this Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any June Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Requisite Purchasers; provided that if any of the rights under this Agreement of any Purchaser are materially diminished or the obligations under this Agreement of any Purchaser are materially increased by such waiver or amendment, in each case in a manner that is not similar in all material respects to the effect on the rights or obligations of other Purchasers, then such waiver or amendment shall not be effective with respect to such adversely affected Purchaser without the written consent of such adversely affected Purchaser.  The Purchasers acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Purchaser (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Purchasers.  Except as amended herein, the Securities Purchase Agreement shall remain in full force and effect.

8.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy, facsimile or electronic transmission to the address(es) or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922 Attention: Raymond P. Warrell, Jr., M.D. Telephone No.: (908) 286-9800 Telecopy No.: (908) 464-1705 Email: Warrell@genta.com

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540 Attention: Emilio Ragosa Telephone No.: (609) 919-6633 Telecopy No.: (609) 919-6701 Email: eragosa@morganlewis.com

If to any June Purchaser:	At the address of such June Purchaser as specified in writing by such June Purchaser with copies to June Purchaser’s counsel, with a copy to:

With a copy to:	Ropes & Gray LLP Three Embarcadero Center San Francisco, CA 94111 Attention: Ryan Murr Telephone No.: (415) 315-6395 Telecopy No.: (415) 315-6365 Email: ryan.murr@ropesgray.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

9.             Waivers.  No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

10.           Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

11.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The June Purchasers may assign the rights under this Agreement without the consent of the Company.

12.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

14.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

15.           Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the names of the June Purchasers without the consent of the June Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, the June Purchasers consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

16.           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

17.           Further Assurances.  From and after the date of this Agreement, upon the request of the June Purchasers or the Company, the Company and each June Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this First Amendment Agreement to be executed as of the date set forth above.

GENTA INCORPORATED

By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

[Signature Page to First Amendment Agreement]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of June Purchaser: __________________________________________________________________________________________________________

Signature of Authorized Signatory of June Purchaser: ____________________________________________________________________________________

Name of Authorized Signatory: _____________________________________________________________________________________________________

Title of Authorized Signatory: ______________________________________________________________________________________________________

Email Address of June Purchaser:____________________________________________________________________________________________________

Fax Number of June Purchaser: _____________________________________________________________________________________________________

[Signature Page to First Amendment Agreement]

EXHIBIT A

LIST OF PURCHASERS

EXHIBIT B

SCHEDULE I
SCHEDULE OF EXCEPTIONS